UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2013

Health Advance, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-177122	46-0525223
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

3651 Lindell Rd. Suite D155
Las Vegas, NV, 89103
(Address of principal executive offices)(Zip Code)

702-943-0309
 (Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2013, Domenic Pascazi notified Health Advance, Inc. (the “Company”) that he would resign from his position as a member of the board of directors of the Company (the “Board”), effective immediately.  Mr. Pascazi’s resignation was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On February 14, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) for a 10-for-1 forward stock split of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Forward Split”), to be effective as of February 15, 2013.  The Forward Split had been previously approved and authorized by the Board and majority holders of the Company and, as a result, the issued and outstanding Common Stock shall increase from 2,452,000 to 24,520,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Advance, Inc.

Dated: February 14, 2013	By:	/s/ Jordan Starkman
Name: Jordan Starkman
Title: President, Chief Executive Officer, Chief Financial Officer